Exhibit 99.1

Heritage Commerce Corp to Participate in the Sandler O’Neil West Coast Financial Services Conference

San Jose, California — March 7, 2016 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (“the Company”) for Heritage Bank of Commerce, today announced that management is scheduled to attend the Sandler O’Neill + Partners, L.P., West Coast Financial Services Conference on March 7-8, 2016, at the Fairmont Grand Del Mar, San Diego, CA.

Conference participation is by invitation only and registration is required.  For more information on the conference, or to schedule a one-on-one meeting with management from the Company, please contact your Sandler O’Neill representative.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Member FDIC